UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 19, 2004

Health & Nutrition Systems International, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-29245	65-0452156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404

(Address of Principal Executive Office) (Zip Code)

(561) 863-8446

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

As previously disclosed, on October 15, 2004, Health & Nutrition Systems International, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11, Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Florida, case number 04-34761-BKC-PGH (the “Bankruptcy Court”). The Company has continued to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Code.

On November 19, 2004, the Company filed its Plan of Reorganization with the Bankruptcy Court together with the related Disclosure Statement and Glossary of Terms. In connection with the filing of the Plan of Reorganization, the Company has entered into an employment agreement with James A. Brown, the Company’s Chief Executive Officer (the “Proposed Employment Agreement”). However, the effectiveness of the Plan of Reorganization, together with the Proposed Employment Agreement, are subject to the approval of the Bankruptcy Court and certain classes of the Company’s creditors.

A copy of the Company’s press release published on November 22, 2004 announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

Not applicable.

(b)

Pro forma financial information

Not applicable.

(c)

Exhibits

Exhibit	Description

99.1	Press Release dated November 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC.

Date: November 23, 2004	By:	/s/ JAMES A. BROWN
James A. Brown Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 22, 2004